SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C.  20549

SCHEDULE 13G
Under the Securities Exchange Act of 1934

Exhibit A

The Schedule 13G to which this attachment is appended is filed by U.S. Bancorp on behalf of the following subsidiary or subsidiaries listed below:

U.S. Bank  National Association				BK
800 Nicollet Mall
Minneapolis, MN  55402

U.S. Bank  Trust National Association SD		BK
141 North Main Street
Sioux Falls, SD  57102